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                                                                    EXHIBIT 10.2


                                     NOTE
                                     ----



$3,044,082.12                                                     March 31, 1998



          FOR VALUE RECEIVED, AH Michigan Owner Limited Partnership, an Ohio limited partnership (the "Purchaser"), hereby promises to pay, on June 30, 1998, to the order of Brookdale Living Communities of Michigan, Inc., a Delaware corporation (the "Seller"), the principal amount of THREE MILLION FORTY-FOUR THOUSAND EIGHTY-TWO DOLLARS AND TWELVE CENTS ($3,044,082.12), together with interest as provided in Section 2 below on the unpaid principal amount hereof.

          1. Purchase and Sale Agreement. This Note is being delivered by the Purchaser to the Seller pursuant to Section 2 of the Purchase and Sale Agreement dated as of the date hereof (the "Purchase Agreement") between the Purchaser and the Seller and evidences a portion of the Purchase Price for the Property (as each such term is defined in the Purchase Agreement).

          2. Interest. The unpaid principal amount outstanding under this Note shall bear interest at the rate of 9% per annum. Interest shall be calculated on the basis of a year of 365 days and actual days elapsed. Accrued interest shall be paid at the maturity date of this Note or upon earlier prepayment hereof.

          3. Prepayments. The Purchaser shall prepay the unpaid principal amount of this Note in whole, without premium, together with all accrued and unpaid interest hereon, immediately upon the making of the loan by Banc One Capital Partners IV, Ltd. (the "Subordinated Lender") pursuant to the Loan Agreement to be entered into between AH Michigan Subordinated, LLC, an Ohio limited liability company (the "Subordinated Borrower"), and the Subordinated Lender and the contribution of the proceeds thereof by the Subordinated Borrower to the Purchaser as a capital contribution.

          4. Place of Payment. All payments under the Note shall be made and delivered, without setoff or counterclaim, in
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immediately available funds to the Seller on the date due by wire transfer to an account designated in writing by the Seller to the Purchaser.

          5.  Security for Payment.  Payment of this Note shall be guaranteed by
(a) the Subordinated Borrower, which owns a ninety-nine percent (99%) limited partnership interest in the Purchaser and all of the issued and outstanding stock of AH Michigan CGP, Inc. ("AH CGP" and, together with the Subordinated Borrower, the "Obligors"), an Ohio corporation and the owner of a one percent (1%) general partnership interest in the Purchaser, and (b) AH CGP, in each case by a non-recourse Guaranty (the "Guaranty"), with all of the obligations of the Obligors under the Guaranty being secured by a collateral assignment of all of the partnership interests in the Purchaser held by the Obligors pursuant to a collateral assignment of partnership interests (the "Collateral Assignment") being entered into contemporaneously herewith by the Obligors with the Seller. Notwithstanding any provision in this Note to the contrary, (i) recourse to the Obligors for the obligations of the Purchaser under this Note shall be limited to the obligations of the Obligors under the Guaranty and the security therefor and (ii)in no event shall any officer, director, incorporator, manager or agent of the Purchaser or the Obligors be personally liable to the Seller for the payment of the obligations of the Purchaser under this Note.

          6. Events of Default. (a) Each of the following constitutes an event of default under this Note (an "Event of Default"):

          i. (A) Either the Guaranty or the Collateral Assignment shall cease to be a legal, valid and binding obligation of either of the Obligors, (B) either Obligor shall default in or fail to perform any of such Obligor's agreements set forth in the Collateral Assignment, (C) either of the Obligors shall challenge the validity of the Guaranty or the Collateral Assignment, or (D) the Collateral Assignment shall cease to create in favor of the Seller a perfected security interest in the collateral covered thereby.

          ii. An "Event of Default", as defined in the Development Agreement dated as of the date hereof between the Seller and the Purchaser, by the Purchaser shall occur.

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          iii.  The Purchaser or either of the Obligors shall:  (i) file a voluntary petition in bankruptcy, insolvency, debtor relief or for arrangement, reorganization or other relief under the Federal Bankruptcy Code or any similar state or federal law; (ii) apply for, consent to, or suffer the appointment of or taking possession by a receiver, liquidator, or trustee (or similar official) for the Purchaser or either of the Obligors or for any part of the Property or any substantial part of its other property; (iii) make any assignment for the benefit of creditors;
     (iv) become insolvent or fail generally to pay debts as they become due. Any bankruptcy, reorganization, debt arrangement or other proceeding under bankruptcy or insolvency law, or any dissolution or liquidation proceeding is instituted against the Purchaser or either of the Obligors.

          (b) At any time after the occurrence of an Event of Default, the Seller may, at its option, declare the entire principal balance under this Note, together with interest accrued thereon to be immediately due and payable without necessity of notice to the Purchaser, and the Seller may exercise all remedies available to it.

          (c) Upon an Event of Default, the Seller, at its option, may proceed to exercise its rights and remedies under the Guaranty and the Collateral Assignment and to exercise any other rights and remedies against the Purchaser or with respect to this Note which the Seller may have at law, at equity or otherwise. The Seller's remedies under this Note, the Guaranty and the Collateral Assignment shall be cumulative and concurrent and may be pursued singly, successively, or together against any or all of the Purchaser and the Obligors. The Seller may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in the Seller's sole discretion. Failure of the Seller, for any period of time or on more than one occasion, to exercise its option to accelerate the maturity date of this Note shall not constitute a waiver of that right at any time during an Event of Default or in the event of any subsequent Event of Default. The Seller shall not by any other omission or act be deemed to waive any of its rights or remedies unless such waiver is written and signed by an officer of the managing general partner of the Seller, and then only to the extent specifically set forth. A waiver in connection with one

MICHIGAN                              -3-
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event shall not be construed as continuing or as a bar to or waiver of any right or remedy in connection with a subsequent event. No single or partial exercise of any power under this Note or under the Guaranty or the Collateral Assignment shall preclude other or further exercise thereof. The Seller shall at all times have the right to proceed against any portion of any security held for this Note in such order and in such manner as the Seller may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the Seller in exercising any right under this Note shall operate as a waiver of such right or of any other right under this Note.

          7. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by telecopier (with answer back acknowledged) or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, upon receipt with answer back acknowledged, if delivered by telecopier, three (3) business days after mailing, if mailed, or one business day after delivery to the courier, if delivery by overnight courier service:


               If to the Purchaser:      AH Michigan Owner
                                         Limited Partnership
                                         41 South High Street
                                         Suite 1300
                                         Columbus, Ohio 43215
                                         Attn: David B. Fenkell
                                         Fax: (614) 365-2499

               If to the Seller:         Brookdale Living
                                           Communities of
                                           Michigan, Inc.
                                         C/O Brookdale Living
                                           Communities, Inc.
                                         77 W. Wacker Drive
                                         Suite 4800
                                         Chicago, Illinois 60601
                                         Attn: Darryl W. Copeland, Jr.
                                         Fax:  (312) 977-3699

MICHIGAN                              -4-
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               with a copy to:           Brookdale Living
                                           Communities, Inc.
                                         77 West Wacker Drive
                                         Suite 4800
                                         Chicago, Illinois 60601
                                         Attn: Robert J. Rudnik
                                         Fax: (312) 977-3701

               and to:                   Winston & Strawn
                                         35 West Wacker Drive
                                         Chicago, IL  60601
                                         Attn:  Wayne D. Boberg
                                         Fax: (312) 558-5700


          8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Illinois (without giving effect to principles of conflicts of law).

          9. Waivers, Consents, Etc. The Purchaser (a) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (b) except as specifically required herein, waives all notices in connection with the performance, default, or enforcement or collection of this Note; (c) waives any and all lack of diligence and delays in the enforcement or collection of this Note; (d) agrees that its liability shall be unconditional and without regard to the liability of any other person or entity, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by the Seller; (e) consents to the release of any security at any time given, with or without substitution, and to the release of any person or entity liable for the payment thereof; and (f) consents to the addition of any and all other makers, endorsers, guarantors, and other obligors, and to the acceptance of any and all other security, and agrees that the addition of any such obligors or security shall not affect the liability of the Purchaser.

          10. Interest Laws. The Purchaser and the Seller intend to comply with the laws of the State of Illinois with regard to the rate of interest charged. Notwithstanding any provision to the contrary in this Note, no such provision shall require the payment or permit the collection of any amount ("Excess Interest") in

MICHIGAN                              -5-
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excess of the maximum amount of interest or loan charges permitted by law to be charged. If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note, then (a) the provisions of this paragraph shall govern and control; (b) the Purchaser shall not be obligated to pay any Excess Interest; (c) any Excess Interest that the Seller may have received shall, at the option of Seller, be (i) applied as a credit against the then outstanding principal balance of this Note or against the accrued and unpaid interest thereon not to exceed the maximum amount permitted by law; (ii) refunded to the payor, or (iii) so applied or refunded in any combination of the foregoing; (d) the applicable interest rate or loan charges shall be reduced to the maximum lawful rate, and this Note shall be reformed and modified to reflect such reduction in the applicable interest rate or loan charges; and (e) the Purchaser shall not have any action against the Seller for any damages whatsoever arising from the collection of Excess Interest. If a refund reduces principal, the reduction shall be treated as a partial prepayment, though not subject to any minimum limit on permitted prepayments.

          In Witness Whereof, the Purchaser has caused this Note to be executed as of the date first stated above.



                              AH MICHIGAN OWNER LIMITED PARTNERSHIP,
                              an Ohio limited partnership


                              By: AH Michigan CGP, Inc.,
                                  its general partner


                              By: _______________________________
                              Name:______________________________
                              Its:_______________________________





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